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                                                                     Exhibit 5.1

                [LETTERHEAD OF COOLEY GODWARD LLP APPEARS HERE]

November 4, 1997


Megabios Corp.
863A Mitten Road
Burlingame, CA  94010


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Megabios Corp. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 1,508,025 shares of the Company's Common Stock, $.001 par value, (the "Shares") with respect to (a) 990,012 of the Shares issuable pursuant to its 1997 Equity Incentive Plan and Employee Stock Purchase Plan (collectively, the "Plans") and (b) 407,041 of the Shares issuable pursuant to outstanding options granted pursuant to its 1997 Equity Incentive Plan and 110,972 of the Shares issuable pursuant to outstanding options granted outside the Plans (the "Non-Plan Option Agreements").

In connection with this opinion, we have examined the Registration Statement and related prospectus, your Amended and Restated Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Non-Plan Option Agreements, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By:  /s/ Patrick A. Pohlen
    ----------------------
         Patrick A. Pohlen